Exhibit 99.1

            INNOTRAC CORPORATION ANNOUNCES 2005 FIRST QUARTER RESULTS

    ATLANTA, May 6 /PRNewswire-FirstCall/ -- Innotrac Corporation
(Nasdaq: INOC) announced financial results today for the first quarter ended March 31, 2005. The Company reported revenues of $19.2 million for the quarter versus $20.0 million reported in the comparable period in 2004, a decrease of 3.8%. This decrease was primarily attributable to the conclusion of two programs for a major client and the termination of services for Tactica International, Inc. and Martha Stewart Living Omnimedia, offset by revenues from several new clients. The Company reported a net loss of $288,000, or $0.02 per share for the first quarter ended March 31, 2005, versus net income of $227,000, or $0.02 per share in the comparable period of 2004. The Company generated $1.8 million in cash flows from operations for the quarter.

    "Although we had a loss for the quarter, due mainly to lower margins on new accounts that replaced the Martha Stewart and Tactica business, we feel that we continue to make progress and expect to continue to generate solid cash flows," stated Scott D. Dorfman, President and Chief Executive Officer.

    Conference Call
    Innotrac Corporation will hold a conference call to discuss this release this morning, May 6, 2005 at 9:00 AM Eastern Time. Investors can listen to the conference call live by dialing 1-877-569-0972 (Conference ID: 5737269) or by logging on to http://www.innotrac.com and clicking on "Webcasts and Presentations" in the "Company" section. The Webcast will be archived and available at the same Web address. Additionally, audio playback will be available at 1-800-642-1687 (Conference ID: 5737269).

    About Innotrac
    Innotrac Corporation, founded in 1984 and based in Atlanta, Georgia, is a full-service fulfillment and logistics provider serving enterprise clients and world-class brands. The Company employs sophisticated order processing and warehouse management technology and operates eight fulfillment centers and two call centers in six cities spanning all time zones across the continental United States. For more information about Innotrac, visit the Innotrac Web site, http://www.innotrac.com .

    Information contained in this press release, other than historical information, may be considered forward-looking in nature. Forward-looking statements in this press release include our expectations for future progress in our business and future generation of cash flows. Forward-looking statements are subject to various risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or expected. Among the key factors that may have a direct bearing on Innotrac's operating results, performance or financial condition are competition, the demand for Innotrac's services, Innotrac's ability to retain its clients, the state of the telecommunications and direct response industries in general, changing technologies, Innotrac's ability to maintain profit margins in the face of pricing pressures and numerous other factors discussed in Innotrac's 2004 Annual Report on Form 10-K and other filings on file with the Securities and Exchange Commission.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Operations
                    (in thousands, except per share amounts)

                                                      Three Months Ended
                                                           March 31,
                                                         (Unaudited)
                                                 ---------------------------
                                                     2005           2004
                                                 ------------   ------------
Revenues                                         $     19,239   $     19,994

Cost of revenues                                        9,953          8,938
    Gross profit                                        9,286         11,056
Operating expenses:
    Selling, general and
        administrative expenses                         8,255          9,484
    Depreciation and amortization                       1,252          1,252
        Total operating expenses                        9,507         10,736
Operating income (loss)                                  (221)           320
    Interest expense                                       67             93
    Other                                                   -              -
        Total other expense                                67             93
Income (loss) before income taxes                        (288)           227
    Income tax (benefit)                                    -              -
Net income (loss)                                $       (288)  $        227

Earnings per share:
    Basic                                        $      (0.02)  $       0.02
    Diluted                                      $      (0.02)  $       0.02

Weighted average shares
    outstanding:
    Basic                                              12,000         11,634
    Diluted                                            12,000         12,534

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

                              INNOTRAC CORPORATION
                      Condensed Consolidated Balance Sheets
                                 (in thousands)

                                                  March 31,     December 31,
                                                    2005           2004
                                                ------------   -------------
                                                  (Audited)      (Audited)
                    ASSETS
Current Assets:
    Cash                                        $      2,210   $      1,377
    Accounts receivable (net of
     allowance for doubtful accounts
     of $1,102 at March 31, 2005
     and $1,624 at December 31, 2004)                 17,583         18,405
    Inventory                                          3,428          2,662
    Prepaid expenses and other                         1,716          1,986
        Total current assets                          24,937         24,430

Property and equipment, net                           11,597         12,499
Goodwill                                              25,169         25,169
Other assets, net                                      1,169          1,275
        Total assets                            $     62,872   $     63,373

     LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
    Accounts payable                            $      5,560   $      6,023
    Accrued expenses and other                         3,558          2,630
    Line of credit                                     2,194          3,063
        Total current liabilities                     11,312         11,716

Noncurrent Liabilities:
    Other non-current liabilities                      1,032          1,098
        Total noncurrent liabilities                   1,032          1,098

        Total shareholders' equity                    50,528         50,559

        Total liabilities and
         shareholders' equity                   $     62,872   $     63,373

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

                              INNOTRAC CORPORATION
                 Condensed Consolidated Statements of Cash Flows
                                 (in thousands)

                                                    Three Months Ended
                                                         March 31,
                                                       (Unaudited)
                                                ---------------------------
                                                    2005           2004
                                                ------------   ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income                               $       (288)  $        227
Adjustments to net loss:
    Depreciation and amortization                      1,252          1,252
    Amortization of deferred
     compensation                                          -             33
    Changes in working capital:
        Accounts receivable, net                         821           (674)
        Inventory                                       (766)         4,603
        Prepaid assets and other                         316           (433)
        Accounts payable, accrued
         expenses and other                              417            304
    Cash provided by operating
     activities                                        1,752          5,312

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures                                    (290)          (588)
    Cash (used in) investing activities                 (290)          (588)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (repayments) under line of credit                   (869)        (5,687)
(Payment) of capital lease obligation                    (18)           (19)
Exercise of employee stock options                       258            408
Stock reacquired to settle employee
 stock bonus withholding
 tax obligation                                            -           (286)
    Cash (used in) provided by
     financing activities                               (629)        (5,584)

Net increase (decrease) in cash                          833           (860)
Cash, beginning of period                              1,377          2,228
Cash, end of period                             $      2,210   $      1,368

Note: These statements should be read in conjunction with the Company's Form 10-K filed with the Securities and Exchange Commission on March 31, 2005.

SOURCE  Innotrac Corporation
    -0-                             05/06/2005
    /CONTACT: Christine Herren, Senior Director and Controller of Innotrac Corporation, +1-678-584-4115, or cherren@innotrac.com /
    /Web site:  http://www.innotrac.com /